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                                                                  EXHIBIT 10.25a

                        ADDENDUM TO THE SPORTSTICKER SUBSCRIPTION AGREEMENT

       THIS ADDENDUM TO THE SPORTSTICKER SUBSCRIPTION AGREEMENT, dated as of January 1, 1998 (the "Agreement"), by and between Sportsticker Enterprises L.P. ("ST") and Intelligent Information, Inc. ("").

The Agreement shall be amended as follows:

1. ST grants to III the non-exclusive right to redistribute ST information through wireless devices offered directly by III to individuals solely for their personal, private, non-commercial use.

2. III shall pay to ST the greater of the monthly fee noted in the Agreement or [*] of gross revenues generated from the sale of ST information to the end user.

              For the purposes of this Agreement, the term Subscriber shall mean any end user who receives, through any III products, any portion of the ST information for any period during the month. The gross revenues shall be based on the number of subscriptions at the end of each month.

3. The term of this Agreement shall be for an initial term of two (2) years commencing on the first day of service operation, and shall continue thereafter for twelve (12) months unless terminated by either party upon thirty (30) days prior written notice.

4. Each month during the term of the Agreement, III shall pay ST those charges noted in the Agreement by the first of the month, and shall pay the royalty within thirty (30) days of the end of the month. Should III become delinquent with these payments, ST may discontinue service on ten
       (10) days written notice.

5. III shall provide to ST complete and accurate monthly usage subscriber reports for each month, and upon reasonable advance notice, III will permit ST to audit III's records relating only to those subscribers accessing the ST information. ST agrees that all of III's records will be treated as confidential and will not be used for any purpose other than the audit as described herein.

6. The terms and conditions of this Agreement and this Addendum shall be kept confidential by III and not disclosed to any third party.

7. III shall provide to ST, [*], two (2) III pagers for the purpose of ST monitoring the use of the ST information on the DS service.

8. III shall not use the ST names, trademarks, or other corporate identification for promotional or any advertising purposes without the express written consent of ST, except for copyright purposes.


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       For: Intelligent Information, Inc.     For: SportsTicker Enterprises L.P.

       Date: 2/11/97                          Date: 6/29/98